                                                                    EXHIBIT 10.7

                             AGREEMENT TO PURCHASE
                      OWNERSHIP INTERESTS AND TERMINATION
                            OF MANAGEMENT AGREEMENT
                            -----------------------

     This Agreement to Purchase Ownership Interests and Termination of Management Agreement (this "Agreement") is entered into as of August 23, 1996,
                            ---------
between RHF-AMARILLO, LTD., RHF-EL PASO, LTD., RHF-IRVING, LTD., RHF-SAN ANTONIO #2, LTD., and RHF-SAN ANTONIO NORTH, LTD. (collectively, "Partnership Sellers"
                                                          -------------------
and individually a "Partnership Seller"); WESTAR HOTELS, INC. ("GP Seller"); and
                    ------------------                          ---------
EXTENDED STAY LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser").
                                                                    ---------
"Sellers" shall collectively refer to the Partnership Sellers and GP Seller, and
 -------
"Seller" shall refer to GP Seller or a Partnership Seller as the context may
 ------
require.  "Interested Party" means one of the Sellers, the General Partner
           ----------------
(defined below) or the Partnership (defined below), as the context may require.


                                    RECITALS
                                    --------

     A. Partnership Sellers own the following limited partner interests in VPS I, L.P., a Delaware partnership (the "Partnership"), which was formed pursuant
                                      -----------
to the limited partnership agreement dated December 29, 1995 (as amended, the "Partnership Agreement"), between Sellers and VPS, Inc., a Delaware corporation
- ----------------------
(the "General Partner"):  RHF-Amarillo, Ltd--12.3%, representing 123 units;
      ---------------
RHF-El Paso, Ltd.--39.7%, representing 397 units; RHF Irving, Ltd.--8.2%, representing 82 units; RHF-San Antonio #2, Ltd.--25.7%, representing 257 units; and RHF-San Antonio North, Ltd.--13.1%, representing 131 units. The term "Partnership Interests" shall mean such partnership interests, all rights,
- ----------------------
titles, and interests Partnership Sellers may have under the Partnership Agreement, and all rights Partnership Sellers may have to acquire an interest in the Partnership.

     B. GP Seller owns all of the outstanding capital stock of the General Partner and outstanding rights, if any, to acquire capital stock of the General Partner whether pursuant to options, conversion rights, or otherwise (collectively, the "Stock"). The Partnership Interests and Stock are herein
                    -----
collectively called the "Ownership Interests."
                         -------------------

     C.   The Partnership owns the five tracts of land described on Exhibit A
                                                                    ---------
and the improvements thereon (each tract of land and the improvements and fixtures thereon are herein collectively called a "Hotel Site"). The
                                                   ----------
Partnership and GP Seller have entered into the management agreement described on Exhibit B (the "Management Agreement"), under which GP Seller has agreed to
   ---------       --------------------
manage each Hotel Site pursuant to the terms  of the Management Agreement.

     D. Purchaser desires to acquire all of the Ownership Interests and Sellers desire to sell the Ownership Interests as herein provided. As a condition to purchasing the Ownership Interests, Purchaser requires that the Management Agreement be terminated and GP Seller has agreed to such termination as provided herein.

                                  AGREEMENTS:
                                  ----------

     For $100 and other valuable consideration, whose receipt and sufficiency are acknowledged, the parties hereto agree as follows:

     Section    1       Sale and Purchase.
                        -----------------

           (a) Sellers shall sell and assign to Purchaser all of the Ownership Interests on the terms and conditions set forth herein. The Ownership Interests shall be assigned to Purchaser at Closing (defined below), free and clear of all liens, claims, and encumbrances whatsoever upon payment to Sellers of the Purchase Price. The "Purchase Price" shall equal $5,010,000, which shall be
                      --------------
increased by the difference between $18,100,000 and the outstanding principal balance of the Nomura Loan (defined below) as of the Closing Date and shall be subject to further adjustment as provided in Section 9.(d). The Purchase Price shall be allocated to the Sellers in the following percentages:

                 ------------------------------------------------
                        Seller                     Percentage
                 ------------------------------------------------
                 ------------------------------------------------
                            GP Seller                   1%
                 ------------------------------------------------
                       RHF-Amarillo, Ltd.              12.3%
                 ------------------------------------------------
                        RHF-El Paso, Ltd.              39.7%
                 ------------------------------------------------
                        RHF-Irving, Ltd.                8.2%
                 ------------------------------------------------
                    RHF-San Antonio #2, Ltd.           25.7%
                 ------------------------------------------------
                   RHF-San Antonio North, Ltd.         13.1%
                 ------------------------------------------------

          (b) At Closing, Sellers shall provide to the Partnership funds in the amount required by the Partnership in order to redeem the Nomura Partnership Interest (defined below) (the "Nomura Redemption Amount"). As described in
                               ------------------------
Section 8.(b), GP Seller shall cause and permit the $1,500,000 Termination Fee to be used to the extent required for this purpose.

     Section    2       Earnest Money. Within two business days after the
                        -------------
execution hereof, Purchaser shall deliver to Chicago Title Insurance Company, 350 N. St. Paul Street, Suite 250, Dallas, Texas, 75201, Attn: J. Scott Sargent (the "Title Company"), a check in the amount of
      -------------

$100,000, which the Title Company shall immediately deposit for collection in an interest-bearing account. As used in this Agreement, the term "Earnest Money"
                                                               -------------
shall mean the amount so deposited by Purchaser and all interest earned thereon while in the custody of Title Company. Sellers and Purchaser stipulate that the $100 delivered to Sellers contemporaneously with the execution hereof and Purchaser's agreement to deposit the Earnest Money are sufficient consideration to support this Agreement notwithstanding Purchaser's rights under Section 4; however, if Purchaser does not timely deposit the Earnest Money, this Agreement shall terminate and be of no further effect.

     Section    3       Delivery of Information by Seller.  By August 27, 1996,
                        ---------------------------------
Sellers, at their expense (except as provided below), shall deliver to Purchaser the following:

           (a) A copy of the lender's policy of title insurance for each Hotel Site (collectively, the "Title Policies") and true, complete, and legible copies
                         --------------
of all documents referenced therein.

           (b) An abstract of title issued by Title Company for each Hotel Site for the period beginning with the date of the Title Policy for such Hotel Site and ending on the date of the abstract of title and true, complete, and legible copies of all documents referenced therein, which shall be obtained at Purchaser's expense.

           (c) An as-built survey of each Hotel Site consisting of a plat and field notes prepared by a licensed surveyor (collectively, the "Surveys"). Each
                                                                -------
Survey must be certified to the Partnership, be dated within one year of the date of this Agreement, and comply with the requirements of the Texas Society of Professional Surveyors for a Category 1A, Condition II survey.

           (d)   Current Uniform Commercial Code (the "UCC") searches reflecting
                                                       ---
all effective financing statements filed against each Interested Party in the Office of the Secretary of State of Texas, the appropriate UCC filing offices in the State of its formation, and those filed in the County Clerk's office of each county where a Hotel Site is located, all of which shall be obtained at Purchaser's expense.

           (e) (1) Legible copies of all contracts to which the Partnership, the General Partner or the GP Seller (as the current manager under the Management Agreement) is a party and any other contract relating to the ownership, operation, maintenance, and use of a Hotel Site and the personal property at such site, including all room reservation, management, maintenance, service, and utility contracts relating to a Hotel Site and personal property leases for property at a Hotel Site (collectively, the "Property Agreements"),
      -------------------
                 (2) copies of all engineering and technical reports in the possession of any Interested Party or their representatives concerning each Hotel Site, including geotechnical reports, engineering reports, and environmental inspections, surveys and reports; (3) copies of all plans and specifications and appraisals that describe or relate to a Hotel Site; (4) cash flow statements, income statements, statements of changes in financial position and balance sheets for the General Partner and the Partnership for the period described below, and operating and cash flow statements reflecting the results of operation of each Hotel Site for the following period: January 1, 1991 through June 30, 1996; (5) copies of all permits, licenses, and franchises relating to the Hotel Sites and their operations; (6) copies of all books and records of the General Partner and the Partnership; and (7) copies of guest ledgers for each Hotel Site.

          (f) All documents and agreements evidencing or relating to the Vehicle Loans (defined below) and all indebtedness of the Partnership and the General Partner, including all loan documents executed or delivered in connection with the loan (the "Nomura Loan") made by Nomura Asset Capital
                               -----------
Corporation ("Nomura") to the Partnership.
              ------
          (g) A true and correct copy of the Partnership Agreement, including any documentation admitting Nomura as a special limited partner to the Partnership.

          (h) True and complete copies of the articles of incorporation, by-laws, resolutions, minute book, shareholders' agreements, voting agreements, and subscription agreements of or relating to the General Partner, together with a list of all present officers and directors of the General Partner.

          (i) The exhibits and schedules to this Agreement completed accurately with all information required to be placed thereon (collectively, the "Schedules").
 ---------

    Section     4       Inspection Right; Contingency Period.
                        ------------------------------------

          (a) From the date of execution hereof to the Closing Date, Purchaser and its representatives may inspect, at reasonable hours, the Hotel Sites, and all books, records, contracts, and other documents or data pertaining to the Partnership, the General Partner and their respective businesses, including those pertaining to the ownership, operation, or maintenance of the Hotel Sites. In conducting its inspections, Purchaser shall not unreasonably interfere with the business and operations of the Partnership or the General Partner.

           (b) Purchaser may terminate this Agreement, by delivering to Seller a termination notice at any time during the period beginning on the date hereof and ending at 5:00 p.m., Dallas, Texas time on the later of August 29, 1996 or three business days after Sellers have delivered to Purchaser all of the Schedules (the "Contingency Period"). If Purchaser does not so terminate this
                ------------------
Agreement before the Contingency Period expires, Purchaser shall have waived its right to terminate this Agreement under this Section 4.

     Section     5      Covenants. From the date hereof until the Closing Date,
                        ---------
the Partnership, the General Partner, and the GP Seller shall: (1) maintain and operate the Hotel Sites in a good and businesslike manner in accordance with good and prudent business practices;

(2) except as herein provided, continue all Property Agreements, occupancy agreements, permits, licenses, franchises, and insurance policies or contracts relative to the Hotel Sites in full effect and neither cancel, amend, nor renew any of them without Purchaser's prior written consent; (3) not commit or permit to be committed any waste to the Hotel Sites; (4) not, without the prior written consent of Purchaser, enter into any agreement or instrument or take any action that would encumber the Hotel Sites after Closing, that would bind Purchaser, the General Partner, the Partnership or any Hotel Site after Closing, or that would be outside the normal scope of maintaining and operating the Hotel Sites;
(5) not remove any item of personal property from the Hotel Sites unless it is replaced with an item of at least equal value, quality, and utility as the removed item; and (6) not transfer or encumber any Hotel Site, any improvements thereon, or any personalty used in connection therewith. Nothing in this Agreement shall prohibit the Partnership from entering into hotel guest agreements consistent with its previous ordinary course of business practices.

     Section    6       Seller Representations, Warranties, and Covenants.  Each
                        -------------------------------------------------
Interested Party (solely for the purposes of the representations and warranties contained in this Section 6, Mark Y. Harris shall be considered an Interested Party) represents and warrants to Purchaser that:

            (a)  Organization and Standing.  Each of the General Partner and the
                 -------------------------
Partnership is duly organized, validly existing, and is in good standing under the laws of the State of Delaware and has the requisite power to execute, deliver and perform this Agreement and all other documents delivered in connection with the transaction contemplated hereby to which it is a party.
Each of the Sellers is duly organized, validly existing and, in the case of the GP Seller, in good standing under the laws of the State of Texas and has the requisite power to execute, deliver and perform this Agreement and all other documents delivered in connection with the transaction contemplated hereby to which it is a party. The transaction provided for in this Agreement is herein called the "Transaction."
            -----------

             (b)  Authorization. Each Interested Party's execution, delivery and
                  -------------
performance of this Agreement and performance of the Transaction have been duly authorized by all requisite action and all approvals and consents requisite therefor have been obtained. This Agreement has been duly and validly executed and delivered by each Interested Party and constitutes valid and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, or similar laws from time to time in effect which may affect the enforcement of creditor's rights in general and (2) general principles of equity.

             (c)  Approvals, Consents, Etc. No permit, consent, authorization
                  ------------------------
or approval of, or waiver or exemption by, or filing with, any person is required in connection with the execution, delivery or performance of this Agreement or the consummation of the Transaction by any Interested Party, other than the consent of Pacific Mutual (defined below) and the consent of the other parties to any leases and other contracts to be assigned pursuant to this Agreement and of the lender of the Vehicle Loan (defined below).

            (d)  Compliance with Other Instruments. The execution, delivery and
                 ---------------------------------
performance by the Interested Parties of this Agreement and the consummation by them of the Transaction will not, with or without the giving of notice or the lapse of time or both, (1) violate any laws to which any of them are subject,
(2) violate any judgment, order, writ or decree of any court applicable to any of them or any of their respective affiliates, (3) have any effect on the ability of the Partnership to operate the Hotel Sites as hotel facilities, or
(4) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any encumbrance upon any of the assets of an Interested Party pursuant to, any contract or other instrument to which such Interested Party is a party or by which its assets are bound.

            (e)  Partnership; General Partner. The Partnership has the requisite
                 -----------
partnership power and all permits and licenses necessary to carry on its business as currently being conducted. The General Partner has the requisite corporate power and all permits and licenses necessary to carry on its business as currently being conducted. The General Partner has not elected to be treated as an S corporation for federal income tax purposes.

            (f)  Hotel Sites. The following is true and correct as to each Hotel
                 -----------
Site:

                (1) The Partnership has good, marketable and indefeasible title to the Hotel Site, free and clear of all mortgages, claims, liens, charges, options, encumbrances, tenancies, and other rights of other parties affecting title (the "Encumbrances"), except (A) Encumbrances
        set                           ------------

        forth on the Title Policy therefor, and (B) the lien for current taxes, including assessments for public improvements or installments thereof, not yet due and payable and reflected on the Financial Statements (defined below) (the "Permitted Encumbrances").
                              ----------------------
                (2)     Except as set forth on Schedule 6.(f)(2), the
                                               -----------------
        Partnership has good title to all personal property located on or used in connection with the Hotel Site, free and clear of all Encumbrances other than Permitted Encumbrances. Attached as Exhibit C is a complete
                                                       ---------
        and correct inventory of the equipment and other personal property located at and used in connection with the ownership, operation, and maintenance of the Hotel Site indicating whether the property is leased or owned and, if leased, the lessor and lessee thereof.

                (3) To the Interested Parties' current, actual knowledge, the improvements on the Hotel Site are being maintained, and operated in compliance with all laws, rules, regulations, court orders, governmental directives, governmental orders, contracts, permits, licenses, restrictions, covenants, and easements (collectively, "Legal Requirements"). No Interested Party has received any written
              ----- ------------
             notice claiming any violation of any Legal Requirements or requesting or requiring the performance of any repairs, alterations, or other work to comply with Legal Requirements. A certificate of occupancy has been duly issued for the improvements located on the Hotel Site. The Hotel Site does not depend on or require the use of any other property to comply with Legal Requirements or for vehicular ingress and egress to and from publicly-dedicated streets, except for irrevocable rights granted in favor of the Partnership under recorded easements which are not subordinate to any interest in the land encumbered thereby. On or before the Closing Date, the Hotel Site will be taxed as a separate tax lot.

                  (4) There are no outstanding unpaid assessments (or installments thereof) which are currently due and payable against the Hotel Site.

                  (5) To the Interested Parties' current, actual knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, that would affect the use and operation of the Hotel Site for its intended purpose or the value of the Hotel Site, nor are there any special assessment proceedings threatened or pending affecting the Hotel Site.

                  (6) To the Interested Parties' current, actual knowledge, all water, sewer, gas, electric, telephone, cable service, and drainage facilities, and all other utilities required by Legal Requirements or by normal use and operation of the Hotel Site are installed to the property lines thereof, are connected pursuant to valid permits, and are adequate to service the Hotel Site and to permit full compliance with all Legal Requirements. The Partnership has no responsibility for maintenance of off-site lines, pumps, lift stations, or other facilities.

                  (7) On or before the Closing Date, the Partnership will have all licenses, permits, easements, approvals, and rights-of-way required from all governmental authorities having jurisdiction over the Hotel Site for normal use and operation of the Hotel Site.

                  (8) None of the Interested Parties knows of any facts nor has it failed to disclose to Purchaser any fact that would prevent or materially adversely affect the Partnership from using and operating the Hotel Site after Closing in the manner in which it has been used by the Partnership.

                  (9)     Attached hereto as Schedule 6.(f)(9) is a complete and
                                             -----------------
             correct list of all Property Agreements relating to the Hotel Site setting forth the identity of the parties thereto, the date of such agreement, the consideration payable thereunder, the services to be rendered thereunder, and the expiration date thereof. Except as otherwise expressly indicated on Schedule 6.(f)(9), all of the
                                              -----------------
             Property Agreements are cancelable on 30 or fewer days
        notice, without payment of any cancellation consideration. Except as set forth in Schedule 6(f)(9), (A) there has not occurred any material
                 ----------------
        default by the Partnership (or any other Interested Party) or any event which, with the lapse of time or the election of any person will become a material default by the Partnership (or any other Interested Party) nor, to the best knowledge of the Interested Parties, has there occurred any material default by other persons or any event which, with the lapse of time or the election of the Partnership (or another Interested Party) will become a material default by other persons under any of the Property Agreements relating to the Hotel Site; and (B) to the best knowledge of the Interested Parties, neither the Partnership nor any other party, is in material arrears in respect of the performance or satisfaction of the terms or conditions on its part to be performed under such Property Agreements.

                (10) All financial statements, reports, rent rolls, and other data, including but not limited to information concerning gross receipts, operating expenses, debt service, and cash flow statements heretofore furnished by the Interested Parties to Purchaser relative to the Hotel Site are true and correct in all material respects and fully and accurately present the financial condition, the financial results, or other subject matter thereof as of the dates thereof. All such statements, reports, information, and other data hereafter furnished by the Interested Parties to Purchaser shall be true and correct in all material respects and shall fully and accurately present the financial condition, the financial results, or other subject matter thereof as of the dates thereof.

                (11) To the Interested Parties' current, actual knowledge, no Hotel Site had been the site of any activity that would violate any past or present environmental law or regulation of any governmental body or agency having jurisdiction over it. Specifically, but without limitation and subject to the preceding sentence, (A) solid waste, petroleum, or petroleum products have not been handled or stored on the Hotel Site such that they may have leaked or spilled onto the Hotel Site or contaminated the Hotel Sites, (B) there is no on-site contamination resulting from activities on the Hotel Site or adjacent tracts, and (C) the Hotel Site does not contain "hazardous materials" which shall mean any petroleum products, flammables, explosives, radioactive materials, asbestos, radon, or other hazardous waste including substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, and the Resources Conversion and Recovery Act, and any other material or substance whose use, storage or disposal is regulated by law.

           (g)  Contracts.  There are no contracts, whether written or oral, to
                ---------
which the Partnership or the General Partner is a party or which relate to or affect the business, assets or liabilities of the Partnership or the General Partner other than the Property Agreements set forth on Schedule 6.(f)(9), the
                                                        -----------------
Permitted Encumbrances and the Management Agreement.

     (h)     Financial Statements. The balance sheets and the statements of
             --------------------
income and cash flow for the Partnership and the General Partner or its predecessors in interest for the calendar years 1991 through 1995 and for the six -month period ending June 30, 1996 (the "Financial Statements"),
                                             --------------------
present fairly the financial position, results of operations and cash flow of the Partnership and the General Partner (as applicable) as of the dates and for the periods indicated; all such statements were prepared in accordance with generally accepting accounting principles, consistently applied.

     (i)     Absence of Certain Changes or Events. Since June 30, 1996, neither
             ------------------------------------
neither the Partnership nor the General Partner has:

                (1) incurred any obligation or liability (fixed or contingent), except (A) trade or business obligations incurred in the ordinary course of business, (B) obligations and liabilities under the Property Agreements, (C) and obligations and liabilities under this Agreement;

                (2) suffered any material adverse change in its financial condition, results of operations, properties or business;

                (3) incurred damage or destruction of any material asset by fire, storm or other casualty, whether or not covered by insurance, in such amount or to such extent that the damage or destruction materially impairs the value of the damaged asset;

                (4) sold, transferred or leased any of its assets, other than in the ordinary course of business;

                (5) waived or released any rights of any material value, other than releasing Faulkner Construction Company for claims for defective roof installation and matters related thereto;

                (6)     transferred any rights under any contracts;

                (7) entered into any contract to make any capital expenditures in excess of $500 which has not been fully performed and paid for as of the date hereof; or

                (8) entered into any material transaction other than in the ordinary course of business.

    (j)     Litigation. Except as listed on Schedule 6.(i),(1) there is no
            ----------
claim, action, suit, proceeding, arbitration, investigation, hearing or notice of hearing ("Litigation"), pending or, to the best knowledge of the Interested
             ----------
Parties, threatened, by or before any court, governmental or administrative authority or private arbitration tribunal against the Partnership or the General Partner which relates to or affects the Partnership's or the General Partner's assets or business or the Transaction; (2) neither the Partnership nor the General Partner has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct in connection with its business; and (3) there is not in effect any order, judgment or decree or any court of other tribunal or any agency or self-regulatory body requiring the Partnership or the General Partner to take or refrain from any action with respect to the Partnership's or the General Partner's business.

     (k)     Books and Records. All the books, records and accounts of the
             -----------------
Partnership and the General Partner are in all material respects accurate and complete and are maintained in accordance with generally accepted accounting principles, consistently applied.

     (l)     Withholding. Neither the Partnership nor the General Partner has
             -----------
been or is required to withhold any amounts required by law or contract to be withheld from the wages of any Person and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     (m)     Labor Practices. Neither the Partnership nor the General Partner is
             ---------------
now engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There are no pending unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, sexual preference, religion, age, marital status or handicap against the Partnership or the General Partner before any domestic (federal, state or local) or foreign board, department, commission or agency nor does any basis therefor exist.

     (n)     Employee Benefits Plans, Etc.
             ----------------------------

             (1)     "Company Benefit Plans" shall mean "employee
                      ---------------------
        benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1976, as amended ("ERISA"), maintained or
                                                  -----
        contributed to by the Partnership or the General Partner and covering Employees or Former Employees. "Company Welfare Benefit Plans" shall
                                        -----------------------------
        mean "employee welfare benefit plans" as defined in Section 3(1) of ERISA maintained or contributed to by the Partnership or the General Partner and covering Employees or Former Employees. "Company Pension
                                                             ---------------
        Plans" shall mean "employee pension benefit plans" as defined in Section
        -----
        3(2) of ERISA maintained or contributed to by the Partnership or the General Partner and covering Employees or Former Employees.

             (2)     "Benefits Arrangements" shall mean all employment
                      ---------------------
        contracts, executive employment or compensation contracts, and bonus, deferred compensation, excess benefits, pension, retirement, profit sharing, stock bonus, stock option, stock purchase, life and health insurance, hospitalization, savings, holiday, vacation, severance pay, sick pay, sick leave, disability, dependent care assistance, death benefit, tuition refund, service award, company car, scholarship, relocation, patent awards, fringe benefits as defined in Section 132 of the Internal Revenue Code of 1986, as amended (the "Code") and other contracts or practices of the Partnership, the
              ----
        General Partner or any of their respective affiliates providing employee or executive benefits to Employees or Former Employees.

                (3)     "Employees" shall mean all persons currently employed by
                         ---------
        the Partnership or the General Partner, including any such persons not actively at work due to disability.

                (4)     "Former Employees" shall mean all persons formerly
                         ----------------
        employed by the Partnership or the General Partner whose service therewith and all of its affiliates terminated when their service with the Partnership or the General Partner terminated, including any such persons who are disabled.

                (5) There are no Employees, Former Employees, nor any Company Benefit Plans, Company Welfare Plans or Company Pension Plans ("Plans").
          -----

                (6) No facts exist which would give any third party the right under ERISA or the Code to assert a lien upon any of the assets of the Partnership or the General Partner to secure liabilities in connection with any Plan.

           (o)  Compliance with Applicable Laws.
                -------------------------------

                (1) To the Interested Parties' current, actual knowledge, neither the General Partner nor the Partnership is in violation of any Legal Requirement currently in effect, or, to the best knowledge of the Interested Parties, proposed to become effective; and

                (2) To the Interested Parties' current, actual knowledge, neither the General Partner nor the Partnership has received any written notice of any violation of any Legal Requirement, and none of the Interested Parties knows of any basis for the allegation of any such violation which, if sustained, would have a material adverse effect on the financial condition, results of operations, properties, business or prospects of the Partnership or the General Partner.

           (p)  Permits. Attached hereto as Schedule 6.(p), is a list of all
                -------                     --------------
federal, state, county, and local governmental licenses, certificates, and permits held or applied for by the Partnership or the General Partner. The Partnership and the General Partner have complied in all material respects, and is in compliance in all material respects, with the terms and conditions of all such licenses, certificates, and permits, and no material violation of any such licenses, certificates, or permits or the laws or rules governing the issuance or continued validity thereof has occurred. No additional license, certificate, or permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of the Partnership or the General Partner. No written claim by any governmental authority has been received by the Partnership or the General Partner (and, to the best knowledge of the Interested Parties, no such claim is anticipated) to the effect that a license, permit, or order is necessary in respect of the business conducted by the Partnership or the General Partner.

          (q)   Insurance and Insurance Requirements.
                ------------------------------------

                (1) There will be no outstanding or unsatisfied requirements or recommendations by any insurance company that issued a policy with respect to the Partnership's or General Partner's assets, by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any material repairs or improvements to the Partnership's or General Partner's assets.

                (2) (A) all tangible assets of the Partnership or the General Partner are covered by insurance with responsible companies against casualty and other losses customarily obtained to cover comparable properties and assets by businesses in the region in which such assets are located, in amounts and coverage which are reasonable and customary in light of existing circumstances; and (B) all of the foregoing insurance is in full force and effect.

                (3)     Schedule 6.(q) lists all insurance policies and fidelity
                        --------------
     and surety bonds covering the Partnership's or the General Partner's assets. To the Interested Parties' current, actual knowledge, there are no disputes with underwriters, and all premiums due and payable have been paid.

          (r)   Taxes. The Partnership and General Partner have filed all tax
                -----
returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon which are due.

          (s)   Debt. Except as set forth on Schedule 6.(s), neither the
                ----                         --------------
Partnership nor the General Partner has Debt or any other liability (fixed or contingent). "Debt" means (1) indebtedness or liability for borrowed money; (2)
              ----
obligations evidenced by bonds, debentures, notes, or other similar instruments;
(3) obligations for the deferred purchase price for property or services; (4) obligations under any lease that would be considered a capital lease under generally accepted accounting principles; (5) obligations under letters of credit; (6) obligations under acceptance facilities; (7) all guaranties, endorsements and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person, or otherwise to insure a creditor against loss; and (8) obligations secured by any mortgage, lien, pledge, or security interest or other charge on property, whether or not the obligations have been assumed. With regard to the Nomura Loan: (A) the instruments described on Schedule 6(s) are all of the instruments or agreements
                         -------------
that are
currently in effect that evidence or secure the Nomura Loan or any understanding relating thereto (the "Nomura Loan Documents"); (B) no uncured breaches or
                       ---------------------
defaults (whether declared or not), including nonpayment of any sum or nonperformance of any obligation, exist under or with regard to the Nomura Loan; and (C) the outstanding balance of the Nomura Loan as of the Closing Date will not exceed $18,100,000.

        (t)     Subsidiaries.  The Partnership does not have (nor possesses any
                ------------
options or other rights to acquire) any direct or indirect ownership interests in any person. The General Partner does not have (nor possesses any options or other rights to acquire) any direct or indirect ownership interest in any person other than the Partnership.

        (u)     Intellectual Rights. Attached hereto as Schedule 6.(v) is a list
                -------------------                     --------------
and description of all trademarks and trade names and applications therefor owned by or registered in the name of the Partnership or the General Partner or in which the Partnership or the General Partner has any right, license, or interest. Except as provided in the Management Agreement with respect to the name "Westar," neither the Partnership nor the General Partner is a party to any license agreements, either as licensor or licensee, with respect to any trademarks or trade names, and each of the Partnership and the General Partner has good and marketable title to or the right to use such assets, without the payment of any royalty or similar payment. Neither the Partnership nor the General Partner is infringing on any trademark or trade name of others, and none of the Interest Parties is aware of any infringement by others of any such rights owned by any Partnership or the General Partner.

        (v)     Information Furnished. Sellers have made available to Purchaser
                ---------------------
and its officers, attorneys, accountants, and representatives true and correct copies of all agreements, documents, and other items listed on the schedules to this Agreement and all books and records of the Partnership and the General Partner and neither this Agreement, the schedules hereto, nor any information, agreements, or documents delivered to or made available to Purchaser or its officers, attorneys, accountants, or representatives in connection with this Agreement contain any untrue statement of a material fact or omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

        (w)     Bills.  All bills and other payments due with respect to the
                -----
ownership, operation, and maintenance of the Hotel Sites, the Partnership and the General Partner have been paid or will be paid prior to Closing in the ordinary course of business, or, if unpaid, shall be identified by Sellers in writing and shall be taken into account as "current liabilities" for purposes of
Section 9.(d).

        (x)     Partnership Agreement. Sellers have delivered to Purchaser a
                ---------------------
true and complete copy of the Partnership Agreement, including all modifications or amendments thereto.

        (y)     General Partner Organizational Documents. Sellers have delivered
                ----------------------------------------
to Purchaser true and correct copies of the following documents in respect of or relating to the General Partner: articles of incorporation; bylaws; resolutions of the board of directors; certificates of authority; certificates of existence; shareholders' agreements; voting agreements; subscription agreements; and minute books.

        (z)     Ownership Interests. Except for the special limited partner
                -------------------
interest of Nomura in the Partnership (the "Nomura Partnership Interest"), no
                                            ---------------------------
person has any ownership interest in the Partnership or any rights under the Partnership Agreement (or the right to acquire such an interest or rights whether pursuant to an option, conversion right or otherwise) other than the General Partner, Partnership Sellers and Purchaser. No person owns any stock, has any voting rights or has any rights to acquire stock or voting rights in the General Partner (whether pursuant to an option, conversion right, or otherwise), other than the GP Seller and Purchaser. The aggregate Nomura Redemption Amount will not exceed $1,300,000 as of the Closing Date.

If (1) any representations and warranties set forth in this Section 6 are untrue in any material respect, or (2) at any time at or before Closing there is any material change with respect to the matters represented and warranted in this
Section 6, Purchaser may terminate this Agreement by delivering written notice to Seller at any time at or before the Closing, in which case, the Earnest Money shall be returned to Purchaser. All of the representations and warranties shall survive the Closing (other than those made regarding the physical condition of the Improvements and the personal property which shall terminate upon Closing); however, neither the Partnership nor the General Partner shall have any liability to any person (including another Interested Party) for any breach of a representation or warranty from and after Closing. For purposes hereof, the knowledge of Mark Y. Harris shall be imputed to each Seller.

     Section    7       Purchaser's Representations and Warranties.  Purchaser
                        ------------------------------------------
represents and warrants to Sellers that:

       (a)  Organization and Standing. Purchaser is duly organized, validly
                -------------------------
existing, and is in good standing under the laws of the State of Delaware and has the requisite power to execute, deliver and perform this Agreement and all other documents delivered in connection with the transaction contemplated hereby to which it is a party.

       (b)  Authorization.  Purchaser's execution, delivery and performance
                -------------
of this Agreement and performance of the Transaction has been duly authorized by all requisite action and all approvals and consents requisite therefor have been obtained. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes valid and binding obligations enforceable against it in accordance with its terms, except as such enforceability may be limited by
(1) applicable bankruptcy, insolvency, or similar laws from time to time in effect which may affect the enforcement of creditor's rights in general and (2) general principles of equity.

     (c)  Approvals, Consents, Etc.  No permit, consent, authorization or
          ------------------------
approval of, or waiver or exemption by, or filing with, any person is required in connection with the execution, delivery or performance of this Agreement or the consummation of the Transaction by Purchaser.

     (d)  Compliance with Other Instruments.  The execution, delivery and
          ---------------------------------
performance by Purchaser of this Agreement and the consummation by it of the Transaction will not, with or without the giving of notice or the lapse of time or both, (1) violate any laws to which it is subject, (2) violate any judgment, order, writ or decree of any court applicable to it, or (3) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any encumbrance upon any of the assets of Purchaser pursuant to any contract or other instrument to which it is a party or by which its assets are bound.

     Section  8  Termination of Management Agreement and Harris FF&E.
                 ---------------------------------------------------

     (a) At Closing, GP Seller and the Partnership shall execute an agreement, in form and substance satisfactory to Purchaser and such parties, terminating the Management Agreement (the "Termination Agreement"), upon payment by
                               ---------------------
Purchaser to GP Seller of a termination fee of $1,500,000 (the "Termination
                                                                -----------
Fee").  In addition to payment of the Termination Fee, at Closing:
- ---
     (1) GP Seller shall assign to Purchaser those leases and contracts described in Schedule 8.(a)(1) (the "Assigned Personalty Leases") and the
                  -----------------       --------------------------
     Partnership shall succeed to all of GP Seller's right, title and interest therein and shall indemnify and hold GP Seller harmless with respect to any and all obligations arising thereunder after Closing. GP Seller shall obtain all lessor, lender and other third-party consents which may be required for such assignments together with such estoppel certificates from such third parties as Purchaser may reasonably request in connection therewith.
     (2) GP Seller shall sell, transfer and convey to the Partnership the motor vehicles described in Schedule 8.(a)(2) (the "Vehicles"), subject
                           -----------------        --------
     only to the existing loans thereon described in Schedule 8.(a)(2) (the
                                                     -----------------
     "Vehicle Loans") (not to exceed the principal and accrued interest amount
      --------------
     set forth in said Schedule). The Partnership shall succeed to all of GP Seller's right, title and interest therein, free and clear of all other claims, liens and encumbrances, and the Partnership shall indemnify and hold GP Seller harmless with respect to the loans described above and shall pay all transfer costs, sales taxes and similar costs related to such transfers. GP Seller shall obtain all lender consents required for such conveyances together with such estoppel certificates from such third parties as Purchaser may reasonably request in connection therewith.

     (b) The Termination Fee, together with the amount described in Section 1.(b) (the "Section 1.(b) Amount"), shall be paid directly by Purchaser to Nomura at Closing in satisfaction of the Nomura Redemption Amount payable by the Partnership in redemption of the Nomura Partnership Interest, and such payment by Purchaser shall be accorded the following treatment:

          (1) The Termination Fee so used shall be treated (A) as having been received by GP Seller from Purchaser; (B) as having been paid by GP Seller to the General Partner as a contribution to the capital of the General Partner in lieu and in replacement of that certain demand Promissory Note dated December 29, 1995, in the original principal amount of $960,000, payable by Mark Y. Harris to GP Seller (the "Harris Note"), which Harris
                                                  -----------
     Note was previously assigned by GP Seller to the General Partner as a contribution to the capital of the General Partner on December 29, 1995;
     (C) as having been contributed to the capital of the Partnership by the General Partner; and (D) as having been paid by the Partnership to Nomura immediately prior to Closing as part of the Nomura Redemption Amount.

     (c) At Closing, the General Partner shall negotiate and assign the Harris Note, without recourse or warranty of any kind whatsoever, to GP Seller.

     (d) At Closing, Mark Y. Harris shall convey to the Partnership all of the furniture, fixtures and equipment described on Schedule 8.d and Purchaser shall pay to Mark Y. Harris on behalf of the Partnership, $194,509.93 (the "FF&E
                                                                      ----
Price"). If Purchaser elects to extend the Closing Date, the FF&E Price shall
- -----
increase by $39.12 per day during the extension period. There shall be no increase in the FF&E Price if Sellers elect to extend the Closing Date.

     Section  9  Closing.  The closing (the "Closing") of the sale of the
                 -------                     -------
Ownership Interests by Sellers to Purchaser shall occur on the later of September 6, 1996, or three business days after Seller has delivered to Purchaser the Schedules (the "Closing Date"), in the offices of Vinson & Elkins
                              ------------
L.L.P., 2001 Ross Avenue, Suite 3700, Dallas, Texas, 75201, commencing at 11:00 a.m., Dallas, Texas time. Purchaser may extend the Closing Date to a date which is not later than September 20, 1996, by delivering to Seller written notice thereof before September 6, 1996, in which case, the Purchase Price shall be increased by $75,000. At the Closing the following, which are mutually concurrent conditions, shall occur:

     (a) Purchaser shall deliver or cause to be delivered to or for the benefit of Sellers the following (which shall be conditions to Sellers' obligations to close the Transaction):

          (1) cashier's check, or the check of the Title Company made payable to the order of Nomura, or immediately available cash funds to Nomura, in payment of the Nomura Redemption Amount for the benefit of Sellers as described in Section 8.(b) (and in satisfaction of Purchaser's obligation to GP Seller for the portion of Termination Fee so used);

          (2) cashier's check, or the check of the Title Company, made payable to the order of Sellers, or immediately available cash funds, in the amount of the Purchase Price less the Reserve Amount (defined below);

          (3) cashier's check or the check of the Title Company, made payable to the order of GP Seller, or immediately available cash funds, in the amount of the Termination Fee not used to pay the Nomura Redemption Amount;

          (4) evidence satisfactory to Sellers that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;

          (5) acceptances whose form and substance are reasonably satisfactory to GP Seller pursuant to which Purchaser shall accept the transfers and assignments described in Sections 8.(a)(1) and 8.(a)(2) on terms consistent with those provisions;

          (6) cashier's check or check of the Title Company made payable to the order of Mark Y. Harris in the amount of the FF&E Price in payment of its obligation under Section 8.(d);

          (7) cashier's checks or checks of the Title Company made payable to the appropriate Seller or Seller Affiliate, or immediately available cash funds in the amounts of any payments due to them from the Partnership or the General Partner, provided that the aggregate amount of such payments does not exceed $1,500,000. The aggregate amount of such payments shall be deemed to be paid by the Partnership to the appropriate Seller or Seller Affiliate immediately prior to Closing and the Purchase Price shall be reduced by the amount thereof; and

          (8) certificate executed by Purchaser stating that, as of the Closing Date, each of Purchaser's representations and warranties set forth in
     Section 7 is true and correct in all material respects.

     (b) Sellers, at their expense, shall deliver or cause to be delivered to Purchaser the following (which shall be conditions to Purchaser's obligation to close the Transaction):

          (1) Bill of Sale and Assignments whose form and substance are reasonably satisfactory to Purchaser, fully executed and acknowledged by Sellers, assigning all of the Ownership Interests to Purchaser, together with all certificates representing the Stock endorsed to Purchaser;

          (2)  assignments of each Property Agreement set forth on Schedule
                                                                   --------
    8.(a)(1), together with all requisite consents thereto and estoppel
    --------
    certificates reasonably required by Purchaser in connection therewith, each in form and substance reasonably acceptable to Purchaser.

          (3) certificates of title to the Vehicles endorsed to the Partnership.

          (4) termination agreements terminating each Property Agreement set forth on Schedule 9.(b)(4).
             -----------------

          (5) evidence satisfactory to Purchaser and the Title Company that the persons executing and delivering the Closing documents on behalf of each Seller has full right, power and authority to do so;

          (6) certificate executed and acknowledged by a duly authorized officer of Pacific Mutual Life Insurance Company ("Pacific Mutual") (A) stating that
                                               --------------
    the Nomura Loan and the liens and security interests securing such loan are in good standing and no uncured breaches or defaults exist thereunder; (B) setting forth the unpaid principal balance on the Nomura Loan and the amount of all escrow deposits held in respect of the Nomura Loan as of the Closing Date; (C) setting forth the date through which interest on the Nomura Loan has been paid;(D) consenting to the Transaction; (E) agreeing to notify Purchaser of any default under or other matter relative to the Nomura Loan; and (F) if the Nomura Loan contains any "other indebtedness", "cross-default", or other provisions found onerous by Purchaser, that such provisions are deleted therefrom or modified in a manner acceptable to Purchaser;

          (7) certificate executed by Seller stating that, as of the Closing Date, each of Seller's representations and warranties set forth in Section 6 is true and correct in all material respects as of the Closing Date;

          (8) such other instruments as are customarily executed in Texas to effectuate the conveyance of property similar to the Ownership Interests, with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Sellers related to the Ownership Interests, the Partnership, or the General Partner, and Sellers will no longer have any rights, titles, or interests in and to the Ownership Interests, the Partnership, or the General Partner;

          (9)  the Termination Agreement;

          (10) release agreements executed by each Seller Affiliate (defined below) releasing the Partnership and the General Partner from any and all claims the Seller Affiliate may have against the Partnership or the General Partner (the "Seller Affiliate Liabilities"), whether known or unknown, under contract,
      ----------------------------
at law, in equity or otherwise, including, without limitation, loans and lease obligations. "Seller Affiliate" means a person or entity (A) which, directly or
              ----------------
indirectly through one or more intermediaries, (i) controls, is controlled by, or is under common control with a Seller or (ii) owns any ownership interest in a Seller,(B) which is a partner, shareholder, director, officer, member, or manager of a Seller or the General Partner, or (C) any family members of the foregoing persons;

          (11) bill of sale and assignment executed by each Seller Affiliate (including Mark Y. Harris) which has any interest in any furniture, fixture, equipment, or other personal property used in the operation of any Hotel Site (including that described on Schedule 8.(d)), conveying to the Partnership all
                             --------------
or such Seller Affiliates' rights, titles, and interests in and to such property;

          (12) releases from each lender of Debt to the Partnership or General Partner, other than the Nomura Loan and the Assigned Personalty Leases;

          (13) resignation letters from each officer and director of the General Partner under which they resign from their respective positions as of the Closing Date;

          (14) abstracts of title (which shall be paid for by Purchaser) for each Hotel Site from the date of the abstract of title delivered under Section 3.(b) through the Closing Date indicating no change in title has occurred since the date of the previous abstract of title;

          (15) current Uniform Commercial Code searches (which shall be paid for by Purchaser) for the Interested Parties dated as of the Closing Date indicating no change from the Uniform Commercial Code searches delivered under
Section 3.(d); and

          (16) a withdrawal agreement from Nomura in which it withdraws as a partner in the Partnership and releases all rights, titles, and interests it may have in, to, or against the Partnership or the General Partner.

If Seller has failed to satisfy any of the conditions set forth above by September 6, 1996, Seller may extend the Closing Date and the date by which such conditions must be met to a date not later than September 20, 1996. Such extension may be exercised by Sellers delivering to Purchaser written notice thereof by 5:00 p.m., Dallas, Texas, time on September 5, 1996. Time is of the essence with respect to the delivery of the extension notice; accordingly, if Sellers fail to timely deliver the extension notice, this extension right shall expire.

     (c)  Consents.  Sellers shall be responsible for obtaining all consents
          --------
requisite for the Transaction, including the consent of Pacific Mutual and shall pay all costs incurred by them in connection therewith; however, Purchaser shall be responsible for all costs and expenses incurred in connection with satisfying the conditions to obtaining the consent of Pacific Mutual for this Transaction, including reasonable legal fees and expenses incurred in connection with rendering a non-consolidation opinion, but excluding any legal fees and expenses incurred by Sellers or any Seller Affiliate in connection therewith. Purchaser shall cooperate in good faith with Sellers in obtaining such consents.

     (d) Prorations. The current assets (including, without limitation, the
         ----------
amount of all escrow deposits held in respect of the Nomura Loan and accounts receivable) and current iabilities of the Partnership and the General Partner shall be prorated as of the Closing Date, with Sellers being credited with (as an increase to the Purchase Price) the amount by which the current assets exceed the current liabilities or being charged with (as a reduction to the Purchase Price) the amount by which the current liabilities exceed the current assets, as the case may be. For purposes hereof, "current liabilities" shall include unpaid
                                       -------------------
liabilities, if any, described in Section 6.(w) and otherwise shall be determined in accordance with the Uniform System of Accounts for Hotels, 8th Revised Edition and "current assets" shall mean cash, publicly-traded
                     --------------
securities, and accounts receivable and otherwise shall be determined in accordance with the Uniform System of Accounts for Hotels, 8th Revised Edition; however, because all of the Seller Affiliate Liabilities are being paid or otherwise released at Closing, current liabilities shall exclude Seller Affiliate Liabilities. Such prorations shall be based on Seller's and Purchaser's good-faith estimates based on the then-most-recently prepared balance sheets for the Partnership and the General Partner and other available information (the "Preliminary Prorations"). Within 60 days after the Closing
                  ----------------------
Date, Purchaser and Sellers shall make a cash settlement reflecting the appropriate prorations based on the actual figures (the date on which such settlement occurs is herein called the "Settlement Date").
                                        ---------------

     (e)  Reserve Account.  At Closing, a portion of the Purchase Price equal to
          ---------------
the aggregate amount described in clauses (1) and (2) below (the "Reserve
                                                                  -------
Amount") shall be paid to the Title Company to be held in an escrow account (the "Reserve Account") as provided herein pursuant to an escrow agreement reasonably
 ---------------
acceptable to Sellers, Purchaser and the Title Company. The Reserve Amount shall be held and applied for the following purposes:

          (1) An amount equal to the accounts receivable existing as of the Closing Date shall be deposited into the Reserve Account (the "AR Deposit").
                                                               ----------
Thereafter, the Partnership shall use commercially reasonable efforts to obtain payment of the pre-Closing Date accounts receivable. In exercising such efforts, the Partnership may, but shall not be required to, institute a lawsuit or other legal proceedings to collect such accounts receivable.

Within ten days after the end of each calendar month, the Partnership shall notify the Title Company and GP Seller of the pre-Closing Date accounts receivable received during such month ("AR Receipts"). The Title Company shall
                                        -----------
pay to GP Seller from the AR Deposit an amount equal to the AR Receipts for the month in question within ten days after such notice is delivered to the Title Company. If on December 31, 1996, the remaining AR Deposit is greater than the AR Amounts received by the Partnership during such period, then the remaining AR Deposit shall be delivered to the Partnership and the Partnership shall assign to GP Seller the uncollected pre-Closing Date accounts receivable as of such date.

          (2) $50,000 (the "Settlement Deposit") shall be deposited into the
                            ------------------
Reserve Account until the final Settlement Date. If, on the Settlement Date, it is determined that at Closing the Purchase Price was not reduced enough or was increased too much to reflect the difference between the actual current liabilities and actual current assets of the Partnership as of the Closing Date, then the difference between the adjustment based on the Preliminary Prorations and the actual adjustment based on actual figures shall be settled as follows: an amount equal to such difference shall be disbursed from the Settlement Deposit to the Partnership and (A) if such amount is insufficient to pay such difference, Sellers shall pay to the Partnership an amount equal to the unpaid portion of such difference and (B) if such amount is sufficient to pay such difference, then the remaining Settlement Deposit shall be paid to GP Seller. If, on the Settlement Date, it is determined that at Closing the Purchase Price was not increased enough or was reduced too much to reflect the difference between the actual current liabilities and actual current assets of the Partnership as of the Closing Date, then the difference between the adjustment based on the Preliminary Proration and the actual adjustment based on the actual figures shall be settled as follows: all funds in the Settlement Deposit shall be delivered to the GP Seller and Purchaser shall pay to the GP Seller such difference.

The Reserve Amount shall be maintained by the Title Company in an interest-bearing account and all interest earned thereon shall accrue for the benefit of Sellers and shall be payable to Sellers on a monthly basis. All amounts payable to Sellers under this Section 9(e) shall be paid to GP Seller as agent for Sellers. Each of Sellers hereby appoints GP Seller as its agent to receive payments under this Section 9.(e). Sellers may, after giving the Partnership at least ten-days' prior written notice thereof, inspect or audit the Partnership's records relating to the matters described in clauses (1) and (2) above. Such inspection rights shall be conducted during normal business hours reasonably designated by the Partnership and in a manner so as not to unreasonably interfere with the Partnership's business operations. Such inspection right may not be exercised by the Sellers more than once in any 30-day period or after February 28, 1997.

     Section 10  Remedies.  If Purchaser defaults hereunder, Sellers' sole
                 --------
remedy shall be to terminate this Agreement and receive the Earnest Money as liquidated damages. Purchaser and Sellers acknowledge the actual damages to be incurred by Sellers can reasonably be expected to approximate the amount of liquidated damages provided for herein, even though the actual amount of such damages would be difficult if not impossible to accurately measure. If any Seller defaults on its obligation to consummate the Transaction hereunder, Purchaser may as its exclusive remedy therefor (a) terminate this Agreement and receive the Earnest Money, (b) waive the default or unsatisfied condition, or
(c) enforce specific performance.

     Section 11  Miscellaneous.
                 -------------

     (a)  Waivers.  No action taken pursuant to this Agreement, including any
          -------
investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for the breach of this Agreement other than with respect to the condition so waived.

     (b)  Notices.  All notices, requests, demands, applications, services of
          -------
process and other communications which are required to be or may be given under this Agreement shall be given by telex, telecopy or facsimile transmission; hand delivery; overnight courier service; or delivered or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the addresses shown on the signature pages hereof or to such other address as any party shall furnish to the other by notice given in accordance with this Section. All such notices shall be effective upon delivery to the address of the intended addressee.

     (c)  Entire Agreement; Amendments.  This Agreement embodies the entire
          ----------------------------
agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be changed orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification or discharge may be sought.

     (d)  Binding Effect; Benefits.  This Agreement shall inure to the benefit
          ------------------------
of and shall be binding upon the parties hereto and their respect heirs, legal representatives, successors and assigns. The obligations of Sellers hereunder shall be joint and several.

     (e)  Headings.  The section and other headings contained in this Agreement
          --------
are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References to Articles, Sections, Schedules and Exhibits are to the articles, sections, schedules and exhibits to this Agreement. References to this Agreement are to the Agreement together with all Exhibits and Schedules.

     (f)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     (g)  Rules of Construction.  In this Agreement, unless the context
          ---------------------
otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender. The term "affiliate" shall mean, with respect to each person, another person which, directly or indirectly, controls, is controlled by, or is under common control with the person in question. The term "person" shall mean an individual or entity. The term "including" shall mean including without limitation. The rule that this Agreement shall be construed against the drafting party shall be inapplicable.

     (h)  Publicity.  None of the Interested Parties nor any of their affiliates
          ---------
shall make any public announcement regarding the Transaction or the execution of this Agreement without the prior written consent of Purchaser.

     (i)  Governing Law.  This Agreement and the obligations of the parties
          -------------
hereto shall be construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country. Each party hereto submits to the jurisdiction of the state and federal courts in the State of Texas.

     (j)  Separability.  Any term or provision of this Agreement which is
          ------------
invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

     (k)  Third Parties.  This Agreement constitutes an agreement solely among
          -------------
the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, including any right of employment, on any person other than the parties hereto and their respective heirs, legal representatives, successors or assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement.

     (l)  Further Assurances.  Each party hereto shall take such action and
          ------------------
shall execute such further documentation as may be reasonably requested by any other party hereto to further evidence or effect the Transactions.

     Executed as of the date first set forth above.

SELLERS:                     WESTAR HOTELS, INC., a Texas corporation


                             By:/s/ Mark Y. Harris
                                ------------------------------------
                             Name: Mark Y. Harris
                                  ----------------------------------
                             Title:
                                   ---------------------------------
                             Address:   1205 Rio Grande
                                        Austin, Texas  78701
                             Fax No.:   (512) 477-0998



                             RHF-AMARILLO, LTD., a Texas limited
                             partnership
                             By:  RH, Ltd., its general partner
                                  By:  Westar Hotels, Inc., its general partner

                                       By:/s/ Mark Y. Harris
                                          ------------------------------------
                                       Name: Mark Y. Harris
                                            ----------------------------------
                                       Title:
                                             ---------------------------------
                                       Address:   1205 Rio Grande
                                                  Austin, Texas  78701
                                       Fax No.:   (512) 477-0998



                             RHF-EL PASO, LTD., a Texas limited
                             partnership
                             By:  RH, Ltd., its general partner
                                  By:  Westar Hotels, Inc., its general partner

                                       By:/s/ Mark Y. Harris
                                          ------------------------------------
                                       Name: Mark Y. Harris
                                            ----------------------------------
                                       Title:
                                             ---------------------------------
                                       Address:   1205 Rio Grande
                                                  Austin, Texas  78701
                                       Fax No.:   (512) 477-0998

                             RHF-IRVING, LTD., a Texas limited partnership
                             By: RH, Ltd., its general partner
                                 By: Westar Hotels, Inc., its general partner


                                     By:   /s/ Mark Y. Harris
                                        -------------------------------
                                     Name: Mark Y. Harris
                                          -----------------------------
                                     Title:
                                           ----------------------------
                                     Address:   1205 Rio Grande
                                                Austin, Texas  78701
                                     Fax No.:   (512) 477-0998



                             RHF-SAN ANTONIO #2, LTD., a Texas limited
                             partnership
                             By: RH, Ltd., its general partner
                                 By: Westar Hotels, Inc., its general partner


                                     By:   /s/ Mark Y. Harris
                                        -------------------------------
                                     Name: Mark Y. Harris
                                          -----------------------------
                                     Title:
                                           ----------------------------
                                     Address:   1205 Rio Grande
                                                Austin, Texas  78701
                                     Fax No.:   (512) 477-0998



                             RHF-SAN ANTONIO NORTH, LTD., a Texas
                             limited partnership
                             By: RH, Ltd., its general partner
                                 By: Westar Hotels, Inc., its general partner


                                     By:   /s/ Mark Y. Harris
                                        -------------------------------
                                     Name: Mark Y. Harris
                                          -----------------------------
                                     Title:
                                           ----------------------------
                                     Address:   1205 Rio Grande
                                                Austin, Texas  78701
                                     Fax No.:   (512) 477-0998

PARTNERSHIP:                 VPS I, L.P., a Delaware limited partnership
                             By:    VPS I, Inc., a Delaware corporation

                                     By:   /s/ Mark Y. Harris
                                        -------------------------------
                                     Name: Mark Y. Harris
                                          -----------------------------
                                     Title:
                                           ----------------------------
                                     Address:     1205 Rio Grande
                                                  Austin, Texas  78701
                                     Fax No.:     (512) 477-0998



GENERAL PARTNER:             VPS, INC., a Delaware corporation


                                     By:   /s/ Mark Y. Harris
                                        -------------------------------
                                     Name: Mark Y. Harris
                                          -----------------------------
                                     Title:
                                           ----------------------------
                                     Address:     1205 Rio Grande
                                                  Austin, Texas  78701
                                     Fax No.:     (512) 477-0998

PURCHASER:                   EXTENDED STAY LIMITED PARTNERSHIP,
                             a Delaware limited partnership
                             By:   JMI/Greystar Extended Stay Partners, L.P., a
                                   Delaware limited partnership
                                   By:   Greystar Holdings, Inc.


                                         By:/s/ Robert A. Faith
                                                --------------------
                                         Name: Robert A. Faith
                                               ---------------------

                                         Title:
                                               ---------------------
                                         Address:     2001 Ross Suite 3200
                                                      Dallas, TX  75201
                                         Fax No.:     (214) 863-3421

OTHER PARTY:                            /s/ Mark Y. Harris
For the sole purpose of                 --------------------
=======================                 MARK Y. HARRIS
making the representations              Address:   1205 Rio Grande
==========================              Austin, Texas  78701
and warranties in Section 6             Fax No.:   (512) 477-0998
===========================
and to confirm his obligations
==============================
under Sections 8.(d) and 9
==========================

                                   EXHIBIT A
                                   ---------


                           [Description of the Land]

                                   EXHIBIT B
                                   ---------


                             [Management Agreement]

                                   EXHIBIT C
                                   ---------


   [Inventory, which should indicate whether property is leased or owned and, if leased, the lessor and lessee thereof]
                          [To be prepared by Sellers]

                                  SCHEDULE 6.(f)(2)
                                  -----------------

  [Exceptions to Title to Personal Property; i.e., security interests, leases]
                          [To be prepared by Sellers]

                              Schedule 6.(f)(2)-1

                                  SCHEDULE 6.(f)(9)
                                  -----------------

       [Property Agreements, indicate if not cancellable on not more than 30-days' notice without premium and any defaults by any party thereto]
                          [To be prepared by Sellers]

                              Schedule 6.(f)(9)-1

                                  SCHEDULE 6.(j)
                                  --------------

                                  [Litigation]
                          [To be prepared by Sellers]

                               Schedule 6.(j)-1

                                  SCHEDULE 6.(p)
                                  --------------

                                [Permits, etc.]
                          [To be prepared by Sellers]

                               Schedule 6.(p)-1

                                  SCHEDULE 6.(q)
                                  --------------

                                  [Insurance]
                          [To be prepared by Sellers]

                               Schedule 6.(q)-1

                                  SCHEDULE 6.(s)
                                  --------------

         [Description of Debt and description of Nomura Loan Documents]
                          [To be prepared by Sellers]

                               Schedule 6.(s)-1

                                  SCHEDULE 6.(v)
                                  --------------

                               [Trademarks, etc.]
                          [To be prepared by Sellers]

                               Schedule 6.(v)-1

                                  SCHEDULE 8.(a)(1)
                                  -----------------


               [GP Leases to be Assumed, list lessor and lessee]

                              Schedule 8.(a)(1)-1

                                  SCHEDULE 8.(a)(2)
                                  -----------------


                        [Description of Vans and Loans]

                              Schedule 8(a)(2)-1

                                  SCHEDULE 8.(d)
                                  --------------

                  [List of furniture, fixtures and equipment]

                               Schedule 8.(d)-1

                                  SCHEDULE 9.(b)(4)
                                  -----------------

                     [Property Agreements to be terminated]
                    [To be prepared by Purchaser and Seller]

                              Schedule 9.(b)(4)-1